Exhibit 99.1

WOW! to Sell Five Service Areas in Two Separate Transactions Totaling $1.8 Billion

Transactions collectively reflect an implied multiple of 11.0x Adjusted EBITDA for the service areas divested

Service area sales enable WOW! to reduce debt and to further pursue Edge-outs and greenfield and commercial opportunities as part of its broadband-first strategy

Englewood, Colo. – June 30, 2021 – WOW! Internet, Cable & Phone (NYSE: WOW), one of the nation’s leading broadband providers, today announced that it has entered into two separate definitive agreements to sell its Cleveland and Columbus, Ohio, service areas and its Chicago, Evansville, Indiana, and Anne Arundel, Maryland, service areas for $1.125 billion and $661 million, respectively. Total transaction gross proceeds will be approximately $1.786 billion. Atlantic Broadband, a U.S. cable operator and subsidiary of Cogeco Communications Inc. (TSE: CCA) (“Cogeco”), has agreed to acquire the Cleveland and Columbus markets in one transaction while in a separate transaction, Astound Broadband (dba RCN, Grande Communications and Wave Broadband) has agreed to acquire WOW!’s Chicago, Evansville and Anne Arundel service areas.

“We are pleased to reach these two agreements as WOW! takes a significant step toward accelerating our broadband-first growth strategy at a pivotal time in our industry,” said WOW! CEO Teresa Elder. “The substantial proceeds from these transactions reflect the attractiveness of our assets and the clear opportunity to expand our position as a trusted provider of reliable, accessible and fast broadband solutions. The divestiture of these markets will enable us to reduce our debt as we continue to execute our broadband-first strategy, including pursuing our Edge-out and greenfield strategies and expanding our commercial services.”

Ms. Elder continued: “With Atlantic Broadband and Astound Broadband, WOW! has found good stewards for our operations across these service areas and both share our employee- and customer-centric culture and values. They also have the resources and steadfast commitment to providing customers with the same great quality of service our customers in Illinois, Indiana, Maryland and Ohio have come to expect from WOW!.”

Upon closing, WOW!’s leverage ratio will be 2.5x, representing a significant reduction from the Company’s leverage ratio of 5.0x as of March 31, 2021 driven by lower net debt.

As part of these transactions, WOW! has entered into Transition Services Agreements with both parties to support post-transaction continuity of service during a transition period.

The transactions are expected to close in the second half of the year and are subject to certain regulatory reviews and approvals and the satisfaction of other customary closing conditions.

WOW!’s Preliminary Profile Post-Transaction

Upon completion of the transactions, WOW! will continue to serve its customers in 14 service areas in Alabama, Florida, Georgia, Michigan, South Carolina, and Tennessee. On a pro forma basis as of March 31, 2021, the Company would have had approximately 532,000 total subscribers, and 506,000 high-speed data revenue generating units. WOW!’s total number of homes passed would have been 1.9 million with a subscriber penetration rate of 29%, up from 26% pre-sale. For the trailing 12-month period ended March 31, 2021, Adjusted EBITDA would have been $288 million1, with an Adjusted EBITDA margin of 39%. Total revenue would have been $731 million, up 1% from the same 12-month period a year-ago with respect to the remaining systems, with HSD revenue of $369 million, up 10% from the same period a year ago.

Conference Call Details:

WOW! will host a conference call and webcast for analysts and investors on Wednesday, June 30, 2021, at 8:00 a.m. ET to discuss the transactions. The conference call and webcast will be broadcast live on the Company’s investor relations website at ir.wowway.com. Those parties interested in participating can use the information as follows:

Call Date:	Wednesday, June 30, 2021	Call Time:	8:00 a.m. Eastern
Dial In:	(833) 312-1362	International:	(236) 714-2635
Conference ID:	2274297

A replay of the call will be available at 11:00 a.m. ET on the investor relations website or by telephone. To access the telephone replay, which will be available until July 14, 2021, at 11:59 a.m. ET, please dial (800) 585-8367 or (416) 621-4642 and use conference ID 2274297.

Advisors

BofA Securities is acting as financial advisor to WOW!, and Wachtell, Lipton, Rosen & Katz as well as Honigman LLP are serving as legal counsel.

About WOW! Internet, Cable & Phone

WOW! is one of the nation's leading broadband providers, with an efficient, high-performing network that passes three million residential, business and wholesale consumers. WOW! provides services in 19 markets, primarily in the Midwest and Southeast, including Illinois, Michigan, Indiana, Ohio, Maryland, Alabama, Tennessee, South Carolina, Florida and Georgia. With an expansive portfolio of advanced services, including high-speed Internet services, cable TV, phone, business data, voice, and cloud services, the company is dedicated to providing outstanding service at affordable prices. WOW! also serves as a leader in exceptional human resources practices, having been recognized seven times by the National Association for Business Resources as a Best & Brightest Company to Work For, winning the award for the last three consecutive years. Visit wowway.com for more information.

1 Pro forma Adjusted EBITDA assumes a reduction in corporate overhead proportionate to the Company’s post-transaction size over the next three years.

Contacts:

Investors:

Andrew Posen

Vice President, Head of Investor Relations

303-927-4935; andrew.posen@wowinc.com

Media:

Debra Havins

Senior Director, Corporate Communications

720-527-8214; debra.havins@wowinc.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors and other risks that could cause our actual results to differ materially are set forth in the section entitled “Risk Factors” in our Annual Report filed on Form 10-K with the Securities and Exchange Commission (“SEC”) on February 24, 2021, and also include the following factors: uncertainties relating to the timing of the consummation of the sale of systems to each of Atlantic Broadband and Astound Broadband (the “Transactions”); the possibility that any or all of the conditions to the consummation of the transactions may not be satisfied or waived, including failure to receive any required regulatory approvals; the effect of the announcement or pendency of the Transactions on the Company’s ability to retain key personnel and to maintain relationships with customers, suppliers and other business partners; and risks relating to potential diversion of management attention from the Company’s ongoing business operations. Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this report are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

The Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA. This term, as defined herein, is not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). This term may vary from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable.

We believe that Adjusted EBITDA measures enhance an investor’s understanding of our financial performance. We believe that this measure presents useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that Adjusted EBITDA provides investors with useful information for assessing our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. We use Adjusted EBITDA for business planning purposes and in measuring our performance relative to that of our competitors and believe investors do the same.

Adjusted EBITDA eliminates the impact of expenses that do not relate to overall business performance and is defined by WOW! as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, management fees to related party, the write-up or write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. The Adjusted EBITDA metrics presented herein have been presented to give pro forma effect to the Transactions and assume a reduction in corporate overhead proportionate to the Company’s post-transaction size over the next three years. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity.

The pro forma Adjusted EBITDA metrics presented for the systems remaining with the Company on a post-transaction basis include forward-looking information, including with respect to expected cost reductions. A reconciliation of pro forma Adjusted EBITDA to net income for the remaining Company is not available at this time without unreasonable efforts as certain assumptions regarding allocation of overhead costs and tax allocations require significant judgments and variabilities. While the Company believes the TTM revenue of the remaining operations as of March 31, 2021 would have been approximately $731 million, the expense items from which net income will be derived have significant variability which could materially and adversely affect the pro forma Adjusted EBITDA metric presented. The Company will provide GAAP-based pro forma financial information for its remaining operations in connection with the closing of the Transactions.